Exhibit 99(a)

Filed by Alltel Corporation

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities and Exchange Act of 1934, as amended

Subject Company: Western Wireless Corporation

Commission File No.: 333-123596

For additional information contact:	Andrew Moreau 501-905-7962
Vice President - Corporate Communications
andrew.moreau@alltel.com

Rob Clancy 501-905-8991
Vice President - Investor Relations
rob.clancy@alltel.com

Release Date:	July 6, 2005

Alltel, Justice Department reach terms on Western Wireless merger

LITTLE ROCK, Ark. - Alltel today announced it has reached an agreement with the U.S. Department of Justice related to the company's pending merger with Western Wireless Corporation.

Under the agreement, Alltel will divest 16 markets in Arkansas, Kansas and Nebraska now owned and operated by Western Wireless. The divestiture agreement includes all the assets - licenses, retail stores, employees and cell sites - used to operate the CDMA (Code Division Multiple Access) wireless business in those markets. The company also will divest the Cellular One brand that is owned by Western Wireless.

Alltel today filed a Form 8-K with the U.S. Securities and Exchange Commission that outlines financial information related to the divested markets.

The divestiture of the CDMA operations includes one market in Arkansas that covers Columbia, Hempstead, Lafayette and Nevada counties; six markets that include all of Western Wireless' operations in Kansas; and nine markets that include all of Western Wireless' operations in Nebraska with the exception of Lincoln, Neb.

In addition to the Lincoln market, Alltel will retain ownership of the entire PCS spectrum now held by Western Wireless as well as all assets used solely to operate Western Wireless' GSM roaming business.

Alltel and Western Wireless will complete the merger later this summer, pending receipt of approvals from the Federal Communications Commission, the U.S. federal district court in Washington, D.C., and Western Wireless' stockholders. Western Wireless has scheduled a shareholder vote on the merger proposal for July 29.

Alltel is a customer-focused communications company with more than 13 million customers and $8 billion in annual revenues. Alltel provides wireless, local telephone, long-distance and broadband data services to residential and business customers in 27 states.

Alltel claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events and results. Actual future events and results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) adverse changes in economic conditions in the markets served by Alltel and Western Wireless; the extent, timing, and overall effects of competition in the communications business; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes in communications technology; the risks associated with pending acquisitions and the integration of acquired businesses; adverse changes in the terms and conditions of wireless roaming agreements of Alltel and Western Wireless; the uncertainties related to Alltel's strategic investments; the effects of litigation; and the effects of federal and state legislation, rules, and regulations governing the communications industry. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

-end-

Alltel, NYSE: AT

www.alltel.com